UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2019

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Overview

On October 9, 2019, Leo Cable LP (an indirect wholly-owned subsidiary of Liberty Latin America Ltd.) and Liberty Latin America Ltd. (the “Company”) entered into a stock purchase agreement (as may be amended, supplemented or amended and restated from time to time, the “Acquisition Agreement”) with AT&T Corp., AT&T International Holdings, LLC and SBC Telecom, Inc. (collectively, the “Sellers”), pursuant to which Leo Cable LP agreed to acquire from the Sellers (the “Acquisition”), directly or indirectly, all of the outstanding shares of Beach Holding Corporation. The Acquisition is subject to regulatory approval.

In connection with the Acquisition, (i) LCPR Senior Secured Financing Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 657415 (the “Issuer”), sold to certain financial institutions, subject to certain conditions, the Notes (as defined below); (ii) LCPR Loan Financing LLC, a Delaware limited liability company (the “SPV Borrower”), entered into the SPV Credit Agreement (as defined below); and (iii) Liberty Cablevision of Puerto Rico LLC, a Puerto Rico limited liability company (the “Group Borrower”), entered into the LCPR Credit Agreement (as defined below). Each of the Issuer and the SPV Borrower is a special purpose financing company that is 100% owned by a third party. The Group Borrower is an indirect wholly-owned subsidiary of the Company.

The summary, terms, conditions and provisions of the Notes, the SPV Term Loan Facility (as defined below) and the LCPR Revolving Credit Facility (as defined below) and, in each case, the intended use of the proceeds therefrom are qualified in their entirety by the disclosure below in this Current Report on Form 8-K and by the Indenture (as defined below), the SPV Credit Agreement and the LCPR Credit Agreement, as applicable.

Notes

On October 25, 2019, the Notes (as defined below) were issued pursuant to an indenture, dated October 25, 2019 (the “Issue Date”), between, among others, the Issuer, as issuer, the SPV Borrower, as guarantor, BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), and The Bank of Nova Scotia, as security trustee (the “Security Trustee”). On the Issue Date, the Issuer issued $1,200.0 million aggregate principal amount of its 6.75% senior secured notes due 2027 (the “Notes”), at par, to J.P Morgan Securities LLC, as representative of the several initial purchasers, in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes will mature on October 15, 2027. Interest on the Notes will be payable semi-annually on each April 15 and October 15, beginning on April 15, 2020.

Pending consummation of the Acquisition, on the Issue Date, the gross proceeds of the offering of the Notes (together with all other funds, securities, interest, dividends, distributions and other property and payments credited to the Notes Escrow Account, the “Notes Escrowed Property”) were deposited into a segregated escrow account (the “Notes Escrow Account”) pursuant to an escrow agreement (the “Notes Escrow Agreement”) for the benefit of the holders of the Notes. The Notes Escrowed Property may be released (the date of such release, the “Notes Escrow Release Date”) subject to the satisfaction of certain conditions, including the consummation of the Acquisition.

On the Notes Escrow Release Date, the Notes Escrowed Property will be used by the Issuer to fund one or more proceeds loans (the “Notes Proceeds Loan”) to LLA Holdco LLC, an indirect wholly-owned subsidiary of the Company (“LLA Holdco”), pursuant to a proceeds loan agreement between, among others, the Issuer, the SPV Borrower, LLA Holdco, the Group Borrower and The Bank of Nova Scotia, as security agent (as amended, restated, supplemented or otherwise modified from time to time, the “Proceeds Loan Agreement”). The payment of all obligations under the Notes Proceeds Loan will be guaranteed by the Group Borrower and certain of its affiliates and their respective significant subsidiaries (the “Proceeds Loan Guarantors”), and all the issued capital stock or share capital of the Group Borrower and each Proceeds Loan Guarantor, and substantially all assets of the Group Borrower and each Proceeds Loan Guarantor, will be pledged, on the Notes Escrow Release Date, to secure the payment of such obligations.

The Notes Proceeds Loan, together with the SPV Credit Facility Acquisition Proceeds Loan (as defined below) and a capital contribution from Liberty Latin America Ltd to LLA Holdco in an amount of $756.2 million (the “LLA Capital Contribution”), will be used by LLA Holdco to finance the Acquisition and to pay related fees and expenses.

In the event that the Acquisition is not or will not be consummated on or before the Long-Stop Date (as defined in the Acquisition Agreement), or upon the occurrence of certain other events (such date, the “Notes Escrow Termination Date”), the Issuer will redeem all of the Notes (the “Special Mandatory Redemption”) at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest and additional amounts, if any, to the date of the Special Mandatory Redemption.

Subject to the Special Mandatory Redemption, the Equity Redemption (as defined below) and the Partial Redemption (as defined below), the Notes are non-callable until October 15, 2022. At any time prior to October 15, 2022, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to (but excluding) the redemption date at a “make-whole” premium, which is the present value of all remaining scheduled interest payments to the redemption date using the discount rate (as specified in the Indenture) as of the redemption date plus 50 basis points.

On and after October 15, 2022, the Issuer may redeem all, or from time to time a part, of the Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to the applicable redemption date, if redeemed during the twelve-month period commencing on October 15 of the years set forth below:

Redemption Price
Year	Notes
2022	103.375%
2023	101.688%
2024 and thereafter	100.000%

In addition, at any time prior to October 15, 2022, the Issuer may redeem up to 40% of the Notes with the net proceeds of one or more specified equity offerings at a redemption price of 106.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to the date of redemption (the “Equity Redemption”). Furthermore, prior to October 15, 2022, during each 12-month period commencing on the Issue Date, the Issuer may redeem up to 10% of the principal amount of the Notes at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest to (but excluding) the redemption date (the “Partial Redemption”). In the event of a change of control or sale of certain assets, the Issuer may be required to make an offer to purchase the Notes.

The Group Borrower has agreed pursuant to a covenant agreement (the “Notes Covenant Agreement”) dated the Issue Date, between, among others, the Issuer, the Group Borrower, the Trustee and the Security Trustee, to be bound by the covenants in the Indenture and the Notes that are applicable to it. However, holders of the Notes will not have a direct claim on the cash flow or assets of the Group Borrower or any of its subsidiaries, and none of the Group Borrower or any of its subsidiaries has any obligation, contingent or otherwise, to pay amounts due under the Indenture and the Notes, or to make funds available to the Issuer for those payments. The rights and remedies of the holders of the Notes under the Indenture against the Group Borrower upon any breach by the Group Borrower of its obligations under the Notes Covenant Agreement are limited to a right to instruct the Issuer or the Security Trustee or their respective nominees, in accordance with the terms of the Indenture, to accelerate the Notes Proceeds Loan and to vote in connection with any enforcement of the collateral securing such loans (together with any other secured creditors sharing in such collateral).

SPV Credit Agreement and SPV Term Loan Facility

On October 25, 2019, the SPV Borrower entered into a credit agreement the (“SPV Credit Agreement”) between the SPV Borrower, as borrower, the Issuer as a guarantor, The Bank of Nova Scotia as administrative agent, The Bank of Nova Scotia as security agent, and the lenders party thereto.

Pursuant to the SPV Credit Agreement, the lenders agreed to provide term loans to the SPV Borrower under a term loan facility (the “SPV Term Loan Facility”) in an amount equal to $1,000.0 million (the “SPV Term Loans”). The SPV Term Loans are repayable at maturity. The maturity date with respect to the SPV Term Loans is October 15, 2026.

The SPV Term Loans were funded on October 25, 2019 (the “Funding Date”). On the Funding Date, the SPV Borrower made a proceeds loan under the Proceeds Loan Agreement, with the SPV Borrower as lender and the Group Borrower as borrower, with a portion of the proceeds of the SPV Term Loans in an amount equal to $922,653,104.36 (the “SPV Credit Facility Refinancing Proceeds Loan”). The proceeds of the SPV Credit Facility Refinancing Proceeds Loan will be used by the Group Borrower (i) to repay the aggregate outstanding obligations under (a) the Amended and Restated First Lien Credit Agreement, dated as of July 7, 2014, (as amended by the First Amendment to Amended and Restated First Lien Credit Agreement, dated as of December 20, 2017, and as further amended, restated, supplemented or otherwise modified from time to time), between, among others, the Group Borrower, the lenders party thereto and The Bank of Nova Scotia as administrative agent and (b) the Amended and Restated Second

Lien Credit Agreement, dated as of July 7, 2014, (as amended by the First Amendment to Amended and Restated First Lien Credit Agreement, dated as of December 20, 2017, and as further amended, restated, supplemented or otherwise modified from time to time), between, among others, the Group Borrower, the lenders party thereto and The Bank of Nova Scotia as administrative agent, and (ii) to pay certain fees and other expenses in connection therewith, the SPV Credit Agreement and the Acquisition.

Pending consummation of the Acquisition, on the Funding Date, the remaining portion of the gross proceeds of the SPV Term Loans after giving effect to the SPV Credit Facility Refinancing Proceeds Loan in an amount equal to $52,546,895.64 (such amount, the “Initial SPV Term Loan Escrowed Property”, and together with all other funds, securities, interest, dividends, distributions and other property and payments credited to the SPV Term Loan Escrow Account, the “SPV Term Loan Escrowed Property”) was deposited into a segregated escrow account (the “SPV Term Loan Escrow Account”) pursuant to an escrow agreement (the “SPV Term Loan Escrow Agreement”) for the benefit of the lenders under the SPV Credit Agreement. The SPV Term Loan Escrowed Property may be released (the date of such release, the “SPV Term Loan Escrow Release Date”) subject to the satisfaction of certain conditions, including the consummation of the Acquisition.

On the SPV Term Loan Escrow Release Date, the SPV Term Loan Escrowed Property will be used by the SPV Borrower to fund one or more proceeds loans (the “SPV Credit Facility Acquisition Proceeds Loan”) to LLA Holdco pursuant to the Proceeds Loan Agreement. The SPV Credit Facility Acquisition Proceeds Loan, together with the Notes Proceeds Loan and the LLA Capital Contribution, will be used by LLA Holdco to finance the Acquisition and to pay related fees and expenses.

In the event that the Acquisition is not or will not be consummated on or before the Long-Stop Date (as defined in the Acquisition Agreement), or upon the occurrence of certain other events (such date, the “SPV Term Loan Escrow Termination Date”), the SPV Borrower shall cause to be prepaid an aggregate principal amount of the SPV Term Loans equal to the amount of the Initial SPV Term Loan Escrowed Property, together with accrued and unpaid interest to such date of prepayment.

In the event that the Acquisition is consummated and the purchase price for the Acquisition set forth in the Acquisition Agreement shall be reduced in excess of 10% of the total purchase price contemplated by the Acquisition Agreement on the Funding Date, the SPV Borrower shall cause to be prepaid an aggregate principal amount of the SPV Term Loans equal to the amount of the Initial SPV Term Loan Escrowed Property less the amount of the Initial SPV Term Loan Escrowed Property actually used to pay the purchase price for the Acquisition.

The SPV Term Loans bear interest at LIBOR plus 5.00% and are subject to a LIBOR floor of 0.00%.

The SPV Credit Agreement requires that the Issuer guarantee the payment of all obligations under the SPV Credit Agreement, and that the bank accounts (other than certain profit accounts) of the SPV Borrower and the Issuer, as well as the rights of the SPV Borrower and Issuer under the Proceeds Loan Agreement, be pledged to secure the payment of such obligations. The SPV Credit Agreement requires that the Group Borrower and certain of its affiliates and their respective significant subsidiaries guarantee the payment of all obligations under the Proceeds Loan Agreement (the “Proceeds Loan Guarantors”), and that all the issued capital stock or share capital of the Group Borrower and each Proceeds Loan Guarantor, and substantially all assets of the Group Borrower and each Proceeds Loan Guarantor, be pledged to secure the payment of such obligations.

In addition to mandatory prepayments which must be made with certain disposal proceeds (subject to certain conditions), a majority of the lenders may, by providing not less than 30 business days’ notice following the occurrence of a change of control in respect of the Group Borrower, certain affiliates of the Group Borrower, the SPV Borrower or the Issuer, cancel their commitments and declare all outstanding loans under the SPV Credit Agreement due and payable.

The SPV Credit Agreement includes a financial maintenance covenant in favor of the lenders that requires the Group Borrower and the restricted group to maintain a consolidated net leverage ratio of no more than 5.50 to 1.00 and a consolidated senior secured net leverage ratio of no more than 5.00 to 1.00 as of the last day of each fiscal quarter.

The SPV Credit Agreement contains certain customary events of default, the occurrence of which, subject to certain exceptions and materiality qualifications, would allow the lenders to (a) cancel the total commitments, (b) accelerate all outstanding loans and terminate their commitments thereunder and/or (c) declare that all or part of the loans be payable on demand. The SPV Credit Agreement contains certain representations and warranties customary for facilities of this type, which are subject to exceptions, baskets and materiality qualifications.

The SPV Credit Agreement restricts the ability of the SPV Borrower, the Issuer, the Group Borrower and the other members of the restricted group to, among other things, incur or guarantee certain financial indebtedness, make certain restricted payments, make certain disposals and acquisitions, and create certain security interests over their assets. In each case, these restrictions are subject to exceptions and baskets.

The SPV Credit Agreement also requires the SPV Borrower, the Issuer, the Group Borrower and the other members of the restricted group to observe certain affirmative undertakings or covenants, which are subject to materiality and other customary and agreed exceptions.

The Group Borrower and the Proceeds Loan Guarantors have agreed pursuant to a covenant agreement (the “SPV Credit Agreement Covenant Agreement”) dated the Funding Date, between, among others, the SPV Borrower, the Group Borrower, the Proceeds Loan Guarantors and The Bank of Nova Scotia as administrative agent and facility agent, to be bound by the representations, warranties and covenants in the SPV Credit Agreement that are applicable to them. However, the lenders under the SPV Credit Agreement will not have a direct claim on the cash flow or assets of the Group Borrower, the Proceeds Loan Guarantors or any of their respective subsidiaries, and none of the Group Borrower, the Proceeds Loan Guarantors or any of their respective subsidiaries has any obligation, contingent or otherwise, to pay amounts due under the SPV Credit Agreement, or to make funds available to the SPV Borrower for those payments. The rights and remedies of the lenders under the SPV Credit Agreement against the Group Borrower or any Proceeds Loan Guarantor upon any breach by the Group Borrower or any Proceeds Loan Guarantor of its obligations under the SPV Credit Agreement Covenant Agreement are limited to a right to instruct the SPV Borrower or the security agent or their respective nominees, in accordance with the terms of the SPV Credit Agreement to accelerate the SPV Credit Facility Refinancing Proceeds Loan and/or the SPV Credit Facility Acquisition Proceeds Loan and to vote in connection with any enforcement of the collateral securing such loans (together with any other secured creditors sharing in such collateral).

LCPR Credit Agreement and LCPR Revolving Credit Facility

On October 25, 2019, the Group Borrower entered into a credit agreement the (“LCPR Credit Agreement”) between the Group Borrower, as borrower, Puerto Rico Cable Acquisition Company, a Puerto Rico limited liability company, as a guarantor (the “Initial Guarantor”), The Bank of Nova Scotia as administrative agent, The Bank of Nova Scotia as security agent, and the lenders party thereto.

Pursuant to the LCPR Credit Agreement, the lenders have agreed to provide revolving credit loans to the Group Borrower under a revolving credit facility (the “LCPR Revolving Credit Facility”) in an amount equal to $125.0 million (the “LCPR Revolving Credit Facility Loans”). The LCPR Revolving Credit Facility Loans are repayable at maturity. The maturity date with respect to the LCPR Revolving Credit Facility Loans is October 15, 2025.

The LCPR Revolving Credit Facility Loans were made available for funding on the Funding Date.

In the event that the Acquisition is not or will not be consummated on or before the Long-Stop Date (as defined in the Acquisition Agreement), or upon the occurrence of certain other events, the aggregate principal amount of LCPR Revolving Credit Loans available for borrowing under the LCPR Revolving Credit Facility will be reduced by $62.5 million.

The LCPR Revolving Credit Facility Loans bear interest at LIBOR plus 3.50% and have a fee on unused commitments of 0.50%.

The LCPR Credit Agreement requires that the Initial Guarantor, certain of the Group Borrower’s affiliates, and certain significant subsidiaries of the Group Borrower and its affiliates guarantee the payment of all obligations under the LCPR Credit Agreement (the “Guarantors”), and all the issued capital stock or share capital of the Group Borrower and each Guarantor, and substantially all assets of the Group Borrower and each Guarantor, be pledged to secure the payment of such obligations.

A majority of the lenders may, by providing not less than 30 business days’ notice following the occurrence of a change of control in respect of the Group Borrower or certain affiliates of the Group Borrower, cancel their commitments and declare all outstanding loans under the LCPR Credit Agreement due and payable.

The LCPR Credit Agreement includes a financial maintenance covenant in favor of the lenders that requires the Group Borrower and the restricted group to maintain a consolidated net leverage ratio of no more than 5.50 to 1.00 and a consolidated senior secured net leverage ratio of no more than 5.00 to 1.00 as of the last day of each fiscal quarter.

The LCPR Credit Agreement contains certain customary events of default, the occurrence of which, subject to certain exceptions and materiality qualifications, would allow the lenders to (a) cancel the total commitments, (b) accelerate all outstanding loans and terminate their commitments thereunder and/or (c) declare that all or part of the loans be payable on demand. The LCPR Credit Agreement contains certain representations and warranties customary for facilities of this type, which are subject to exceptions, baskets and materiality qualifications.

The LCPR Credit Agreement restricts the ability of the Group Borrower and the other members of the restricted group to, among other things, incur or guarantee certain financial indebtedness, make certain restricted payments, make certain disposals and acquisitions, and create certain security interests over their assets. In each case, these restrictions are subject to exceptions and baskets.

The LCPR Credit Agreement also requires the Group Borrower and the other members of the restricted group to observe certain affirmative undertakings or covenants, which are subject to materiality and other customary and agreed exceptions.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.CAL	XBRL Inline Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ BRIAN ZOOK
Brian Zook
Chief Accounting Officer

Date: October 30, 2019